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                                             Exhibit 10(b)(iii)


                    CONFIDENTIAL INFORMATION
                    NON-DISCLOSURE AGREEMENT

     This Agreement, dated as of May 21, 1996 is between Granite
State Energy, Inc., with offices at 25 Research Drive, Westboro,
MA, ("GSEnergy") and New England Power Company, with offices at 25 Research Drive, Westborough, MA ("Company").

     WHEREAS, the Company and GSEnergy wish to discuss a prospective purchase of power for purposes of the New Hampshire
Retail Competition Pilot Program (the "Prospective Purchase");

     FOR GOOD AND VALUABLE CONSIDERATION, GSEnergy and the Company agree as follows:

     1. In connection with the Prospective Purchase, the Company will provide GSEnergy with certain proprietary and commercially sensitive information and develop further such information with GSEnergy (all of the foregoing hereinafter referred to as "Information") which it wishes GSEnergy to maintain as confidential. GSEnergy agrees that it will safeguard such Information maintaining it confidential and not using it except for the purposes of such review and analysis.

     The term "Information" shall mean and includes all information in whatever form, provided for the purpose of GSEnergy's review and analysis, but is not information which:

     (a) is in the public domain at the time of disclosure to GSEnergy; or

     (b) enters the public domain after disclosure to GSEnergy, except where such entry is the result of a breach by GSEnergy of this Agreement; or

     (c) was already in the possession of GSEnergy prior to disclosure to GSEnergy and was not then subject to an obligation of confidence; or

     (d)  is rightfully disclosed to GSEnergy by a third person.

     2. GSEnergy agrees to maintain all Information in secrecy and confidence for a period of seven (7) years from the date of disclosure thereof, using the same degree of care as is used to protect its own Information. In no event will this degree of care be less than a reasonable degree of care.

     3. If GSEnergy desires to use individuals not employed by GSEnergy, GSEnergy shall not disclose Information to these individuals without obtaining prior written approval from the Company and having appropriate non-disclosure agreements signed in form and substance satisfactory to the Company.
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     4.   It will not constitute a violation of this Agreement for
GSEnergy to disclose Information as required by a governmental body or a court of competent jurisdiction or as otherwise required by law, provided that the Company has been given notice of such requirement and been afforded a reasonable opportunity to contest it, if applicable.

     5. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

     6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     7. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

     8. All notices from GSEnergy hereunder shall be in writing and delivered to the attention of Mr. Michael J. Hager, New England Power Company, 25 Research Drive, Westborough, MA 01582. All notices from the Company hereunder shall be in writing and delivered to GSEnergy at the above address.

     IN WITNESS WHEREOF, GSEnergy and the Company have caused this Agreement to be executed by their authorized representatives.


                         GRANITE STATE ENERGY, INC.


                         By:  s/John H. Dickson

                         Title:  President


                         NEW ENGLAND POWER COMPANY


                         By:  s/Jeffrey Tranen

                         Title:  President